Exhibit 10.1

TWELFTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Twelfth Amendment to Loan and Security Agreement is entered into as of September 30, 2021 (the “Amendment”), by and among TELKONET, INC. (“Borrower”) and HERITAGE BANK OF COMMERCE (“Bank”).

RECITALS

A.                  Borrower and Bank are parties to that certain Loan and Security Agreement dated as of September 30, 2014 and as amended from time to time, including pursuant to that certain First Amendment to Loan and Security Agreement dated as of February 17, 2016, that certain Second Amendment to Loan and Security Agreement dated as of October 27, 2016, that certain Third Amendment to Loan and Security Agreement dated as of January 25, 2017, that certain Fourth Amendment to Loan and Security Agreement dated as of March 29, 2017, that certain Fifth Amendment to Loan and Security Agreement dated as of August 29, 2017, that certain Sixth Amendment to Loan and Security Agreement dated as of October 23, 2017, that certain Seventh Amendment to Loan and Security Agreement dated as of February 2, 2018, that certain Eighth Amendment to Loan and Security Agreement dated as of April 5, 2018, that certain Ninth Amendment to Loan and Security Agreement dated as of November 7, 2018, that certain Tenth Amendment to Loan and Security Agreement dated as of January 29, 2019 and that certain Eleventh Amendment to Loan and Security Agreement dated as of November 6, 2019 (collectively, the “Agreement”).

B.                  Borrower proposes to enter into an equity financing transaction with VDA Group S.p.A., an Italian joint stock company incorporated under the laws of the Republic of Italy (“VDA”) in accordance with the terms set forth in that certain Stock Purchase Agreement by and between Borrower and VDA dated as of August 6, 2021 (the “Purchase Agreement”), pursuant to which VDA shall purchase approximately $5,000,000 in Borrower’s equity securities to own over 50% of the outstanding capital stock of Borrower, resulting in a Change in Control (the “Proposed Equity Financing”). Borrower has requested that Bank consent to the Proposed Equity Financing, and the parties desire to amend the Agreement in accordance with the terms set forth herein.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1.                   The following definition set forth in Section 1.1 of the Agreement is amended and restated in its entirety to read as follows:

       “Revolving Maturity Date” means December 31, 2021.

2.                   Bank hereby consents to the Proposed Equity Financing, and acknowledges and agrees that: (a) the Change in Control resulting therefrom does not, in and of itself, constitute an Event of Default under the Agreement, notwithstanding Section 7.2 of the Agreement, as long as the Proposed Equity Financing does not result in any violation of any other terms or provisions set forth in the Agreement; (b) the Contingent Obligation incurred by Borrower with respect to the break-up fee that could have been payable by Borrower if the Proposed Equity Financing (pursuant to the terms set forth in Section 7.3(b) of the Purchase Agreement) (the “Break-up Fee”) does not constitute an Event of Default under the Agreement, notwithstanding Section 7.4 of the Agreement; (c) Borrower’s employment agreement with Jason Tienor executed in connection with the Proposed Equity Financing with respect to his position as Chief Executive Officer of Borrower does not constitute an Event of Default under the Agreement, notwithstanding Section 7.8 of the Agreement; and (d) the Registration Rights Agreement and Voting Agreement (as referenced in the Purchase Agreement) entered into by Borrower, VDA and the other parties thereto, do not constitute an Event of Default under the Agreement, notwithstanding Section 7.8 of the Agreement. Furthermore, Bank’s consent to the Proposed Equity Financing is conditioned upon the following: within one Business Day following the initial closing of the Proposed Equity Financing, Borrower shall deliver to Bank (y) a fully executed copy of the definitive documents evidencing the Proposed Equity Financing, together with all schedules, exhibits and ancillary documents entered into in connection therewith, which shall be in substantially similar form as the drafts provided to Bank prior to the date hereof, and (z) a corporate certificate in form and substance satisfactory to Bank, attesting to (A) Borrower’s articles of incorporation and bylaws that are in effect after the consummation of the Proposed Equity Financing, and (B) the incumbency and authorization of Borrower’s officers after the consummation of the Proposed Equity Financing.

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3.                   Notwithstanding the foregoing, Borrower acknowledges and agrees that Bank’s consent with respect to the Break-up Fee in clause (b) above is conditioned upon Borrower’s agreement and covenant that, in the event the Proposed Equity Financing is not consummated, no payment shall be made on account of the Break-Up Fee if an Event of Default has occurred that is continuing or world exist after giving effect to such payment.

4.                   Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

5.                   Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement. Bank's consents granted herein in no way shall obligate Bank to provide any further consent or make any future modifications to the Loan Documents.

6.                   This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.

7.                   As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                 the original signed Amendment, duly executed by Borrower;

(b)                payment of a pro-rated facility fee in the amount of $2,500 plus all Bank Expenses incurred through the date of this Amendment;

(c)                 evidence that the loan obtained by Borrower under the Paycheck Protection Program pursuant to the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act (Economic Aid Act) dated December 27, 2020 has been forgiven; and

(d)                such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

TELKONET, INC.

By:	/s/ Richard E. Mushrush
Name:	Richard E. Mushrush
Title:	CFO

HERITAGE BANK OF COMMERCE

By:	/s/ Karla Schrader
Name:	Karla Schrader
Title:	VP

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